Exhibit 99.1

CONSENT OF HOULIHAN LOKEY CAPITAL, INC.

April 24, 2020

The Special Committee of the Board of Directors of FGL Holdings

4th Floor

Boundary Hall, Cricket Square

Grand Cayman, Cayman Islands KY1-1102

Re: Amendment No. 1 to Registration Statement on Form S-4 of Fidelity National Financial, Inc. (the “Registration Statement”)

Dear Members of the Special Committee:

Reference is made to our opinion letter (“opinion”), dated February 6, 2020.

Our opinion was provided for the information and assistance of the Special Committee of the Board of Directors of FGL Holdings (the “Company”) in connection with its evaluation of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent.  We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the references to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “SUMMARY - Opinion of the FGL Special Committee’s Financial Advisor - Houlihan Lokey”, “THE MERGERS - Background of the Mergers”, “THE MERGERS - Recommendation of the FGL Special Committee and Reasons for the Mergers”, and “THE MERGERS - Opinion of the FGL Special Committee’s Financial Advisor - Houlihan Lokey”, and to the inclusion of our opinion in the Proxy Statement/Prospectus included in the Registration Statement, appearing as Annex F to such Proxy Statement/Prospectus.  Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.